                                                      Registration No. 333-_____

   As filed with the Securities and Exchange Commission on November 27, 1996
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------


                        STATE STREET BOSTON CORPORATION
             (Exact name of registrant as specified in its charter)

MASSACHUSETTS                                                04-2456637
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


                              225 FRANKLIN STREET
                                BOSTON, MA 02110
          (Address of Principal Executive Offices, including Zip Code)

            PRINCETON FINANCIAL SYSTEMS, INC. 1992 STOCK OPTION PLAN PRINCETON FINANCIAL SYSTEMS, INC. 1995 STOCK OPTION PLAN PRINCETON FINANCIAL SYSTEMS, INC. 1996 STOCK OPTION PLAN
                            (Full Title of the Plan)

                              JOHN R. TOWERS, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                              225 FRANKLIN STREET
                                BOSTON, MA 02110
                                 (617) 786-3000
           (Name, Address and Telephone Number of Agent for Service)
                                    COPY TO:
                             CHAMPE A. FISHER, ESQ.
                                  ROPES & GRAY
                            ONE INTERNATIONAL PLACE
                             BOSTON, MA 02110-2624
                                 (617) 951-7000

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

Title of           Amount         Proposed      Proposed       Amount of
securities         to be          maximum       maximum        registration
to be              registered     offering      aggregate      fee(2)
registered                        price per     offering
                                  share(2)      price(2)
Common Stock,      115,815        $22.45        $1,479,052     $448.20
par value $1.00
per share(1)

--------------------------------------------------------------------------------

   (1) Includes preferred stock purchase rights. Prior to the occurrence of certain events, these rights will not be exercisable or evidenced separately from the Common Stock.
   (2) The offering price for shares subject to the options on the date hereof is the actual price of such options.

================================================================================
                                   Page 1 of
                             Exhibit Index at Page

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

NOTE: The document(s) containing the information required by Item 1 of this Form S-8 and the statement of availability of Registrant information, and other information required by Item 2 of this Form will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. State Street Boston Corporation (the "Registrant") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy of any or all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

         The Registrant hereby incorporates the following documents herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the Commission on March 27, 1996.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1996, as filed with the Commission May 14, 1996, for the quarter ended June 30, 1996, as filed with the Commission August 13, 1996, and for the quarter ended September 30, 1996, as filed with the Commission November 14, 1996.

     (c) The description of State Street's Common Stock included in State Street's effective registration statement on Form 8-A, as filed with the Commission on January 18, 1995.

     (d) All other reports filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Registrant's Annual Report referred to above.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15 of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference from the date of filing of such documents.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

  The consolidated financial statements of State Street at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in State Street's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report therein incorporated by reference and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

  With respect to the unaudited interim consolidated financial information for the three month periods ended March 31, 1996, June 30, 1996, and September 30, 1996, incorporated by reference in this Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for review of such information. However, their separate reports, included in State Street's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, and incorporated herein by reference, state that they did not audit and do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their reports on the unaudited interim financial information because those reports are not "reports" or "parts" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

  The validity of the Common Stock has been passed upon by Ropes & Gray, Boston, Massachusetts. Truman S. Casner, a director of State Street, is a partner of Ropes & Gray. Mr. Casner beneficially owns 6,194 shares of Common Stock. In addition, a total of 600 shares of Common Stock of State Street were beneficially owned by Ropes & Gray attorneys participating in the preparation of this Registration Statement.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

  Section 67 of Chapter 156B of the General Laws of Massachusetts provides that to the extent specified in or authorized by the articles of organization, a by-law adopted by shareholders or a vote adopted by the holders of the majority of shares of stock entitled to vote on the election of directors, a corporation can indemnify directors, officers, employees and other agents of the corporation (and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan) except as to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that the action was in the best interest of the corporation.

  The Articles of Organization of State Street (Article 6) provide the following:

     The corporation shall to the fullest extent legally permissible indemnify each person who is or was a director, officer, employee or other agent of the corporation and each person who is or was serving at the request of the corporation as a director, trustee, officer, employee or other agent of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees and disbursements, reasonably incurred by him in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of his being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in any such capacity, except with respect to any matter as to which he shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall not have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of such other organization shall be deemed so to have acted in good faith with respect to the corporation) or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan. Expenses, including but not limited to counsel fees and disbursements, so incurred by any such person in defending any such action, suit or proceeding, shall be paid from time to time by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person indemnified to repay the amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized hereunder.

     If, in an action, suit or proceeding brought by or in the name of the corporation, a director of the corporation is held not liable for monetary damages, whether because that director is relieved of personal liability under the provisions of this Article Six of the Articles of Organization, or otherwise, that director shall be deemed to have met the standard of conduct set forth above and to be entitled to indemnification for expenses reasonably incurred in the defense of such action, suit or proceeding.

     As to any matter disposed of by settlement by any such person, pursuant to a consent decree or otherwise, no such indemnification either for the amount of such settlement or for any other expenses shall be provided unless such settlement shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, (a) by vote of a majority of the disinterested directors then in office (even though the disinterested directors be less than a quorum), or (b) by any disinterested person or persons to whom the question may be referred by vote of a majority of such disinterested directors, or (c) by vote of the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested person, or (d) by any disinterested person or persons to whom the question may be referred by vote of the holders of a majority of such stock. No such approval shall prevent the recovery from any such director, officer, employee, agent or trustee of any amounts paid to him or on his behalf as indemnification in accordance with the preceding sentence if such person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.

     The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director, officer, employee, agent or trustee may be entitled or which may lawfully be granted to him. As used herein, the terms "director", "officer", "employee", "agent" and "trustee" include their respective executors, administrators and other legal representatives, an "interested" person is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending or threatened, and a "disinterested" person is a person against whom no such action, suit or other proceeding is then or had been pending or threatened.

     By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain insurance, in such amounts as the board of directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or other agent of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

     A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, provided, however, that this paragraph of Article Six shall not eliminate the liability of a director to the extent such liability is imposed by applicable law (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for paying a dividend, approving a stock repurchase or making loans which are illegal under certain provisions of Massachusetts law, as the same exists or hereafter may be amended. If Massachusetts law is hereafter amended to authorize the further limitation of the legal liability of the directors of this corporation, the liability of the directors shall then be deemed to be limited to the fullest extent then permitted by Massachusetts law as so amended. Any repeal or modification of this paragraph of this Article Six which may hereafter be effected by the stockholders of this corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director for acts or omissions prior to such repeal or modification.

     In addition, State Street maintains a directors' and officers' liability insurance policy.

ITEM 8.  EXHIBITS.
         --------

EXHIBIT NO.          DESCRIPTION
-----------          -----------

4.1 Restated Articles of Organization as amended (filed with the Securities and Exchange Commission as Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and incorporated by reference)

4.2 By-laws as amended (filed with the Securities and Exchange Commission as Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and incorporated by reference)

4.3 Form of Common Stock Certificate (filed as Exhibit 4.3 to the Registrant's Registration Statement on Form S-3 dated June 20, 1995)

5.1                  Opinion of Ropes & Gray

15.1                 Letter of Ernst & Young LLP re: Unaudited Interim Financial
                     Information

23.1. Consent of Ropes & Gray (contained in its opinion filed as Exhibit 5 hereto)

23.2.                Consent of Ernst & Young LLP

24. Power of Attorney (contained in Part II hereof under "Signatures and Power of Attorney")

99.1                 Princeton Financial Systems 1992 Stock Option Plan

99.2                 Princeton Financial Systems 1995 Stock Option Plan

99.3                 Princeton Financial Systems 1996 Stock Option Plan

99.4                 Form of Stock Option Agreement

99.5                 Form of Non-Qualified Stock Option Agreement

99.6 Form of Stock Option Assumption Agreement for the Princeton Financial Systems, Inc. 1992 Stock Option Plan

99.7 Form of Stock Option Assumption Agreement for the Princeton Financial Systems, Inc. 1995 Stock Option Plan

99.8 Form of Stock Option Assumption Agreement for the Princeton Financial Systems, Inc. 1996 Stock Option Plan

ITEM 9.   UNDERTAKINGS.
          ------------

  (a) The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided,
                                                                   --------
however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the
-------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, State Street Boston Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 27th day of November, 1996.


                                        STATE STREET BOSTON CORPORATION


                                        By  /s/ Rex S. Schuette
                                           ----------------------------
                                           REX S. SCHUETTE
                                           Senior Vice President and Comptroller


                                ________________

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on November 27, 1996.

  We, the undersigned directors of State Street Boston Corporation, hereby severally constitute and appoint Ronald L. O'Kelley, John R. Towers and Rex S. Schuette, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities as directors, any and all amendments or supplements to the Registration Statement on Form S-8 of State Street Boston Corporation, and generally to do all such things in our name and on our behalf in our capacities as directors to enable State Street Boston Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be required by our said attorneys or any of them, to any and all said amendments.


      Signature                              Title
      ---------                              -----
/s/ Marshall N. Carter
----------------------                  Chairman and Chief Executive Officer
MARSHALL N. CARTER                      and Director (Principal Executive
                                        Officer)
/s/ Ronald L. O'Kelley
----------------------                  Executive Vice President and Chief
RONALD L. O'KELLEY                      Financial Officer (Principal
                                        Financial Officer)
/s/ Rex S. Schuette
----------------------                  Senior Vice President and Comptroller
REX S. SCHUETTE                         (Principal Accounting Officer)

/s/ Tenley E. Albright
----------------------                  Director
TENLEY E. ALBRIGHT

/s/ Joseph A. Baute
------------------------                  Director
JOSEPH A. BAUTE

/s/ I. MacAllister Booth
------------------------                  Director
I. MACALLISTER BOOTH

/s/ James I. Cash, Jr.
------------------------                  Director
JAMES I. CASH, JR.

/s/ Truman S. Casner
------------------------                  Director
TRUMAN S. CASNER

/s/ Nader F. Darehshori
------------------------                  Director
NADER F. DAREHSHORI

------------------------                  Director
ARTHUR L. GOLDSTEIN

/s/ Charles F. Kaye
------------------------                  Director
CHARLES F. KAYE

/s/ John M. Kucharski
------------------------                  Director
JOHN M. KUCHARSKI

/s/ Charles R. Lamantia
------------------------                  Director
CHARLES R. LAMANTIA

/s/ David B. Perini
------------------------                  Director
DAVID B. PERINI

/s/ Dennis J. Picard
------------------------                  Director
DENNIS J. PICARD

------------------------                  Director
ALFRED POE


------------------------                  Director
BERNARD W. REZNICEK

/s/ David A. Spina
------------------------                  Director
DAVID A. SPINA


------------------------                  Director
ROBERT E. WEISSMAN

                                 EXHIBIT INDEX

Exhibit List

EXHIBIT NO.     DESCRIPTION
-----------     -----------

4.1 Restated Articles of Organization as amended (filed with the Securities and Exchange Commission as Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and incorporated by reference).

4.2 By-laws as amended (filed with the Securities and Exchange Commission as Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and incorporated by reference).

4.3 Form of Common Stock Certificate (filed as Exhibit 4.3 to the Registrant's Registration Statement on Form S-3 dated June 20,
                1995).

5.1             Opinion of Ropes & Gray.

15.1            Letter of Ernst & Young LLP re: Unaudited Interim Financial
                Information.

23.1. Consent of Ropes & Gray (contained in its opinion filed as Exhibit 5 hereto).

23.2.           Consent of Ernst & Young LLP.

24. Power of Attorney (contained in Part II hereof under "Signatures and Power of Attorney").

99.1            Princeton Financial Systems 1992 Stock Option Plan

99.2            Princeton Financial Systems 1995 Stock Option Plan

99.3            Princeton Financial Systems 1996 Stock Option Plan

99.4            Form of Stock Option Agreement

99.5            Form of Non-Qualified Stock Option Agreement

99.6 Form of Stock Option Assumption Agreement for the Princeton Financial Systems, Inc. 1992 Stock Option Plan

99.7 Form of Stock Option Assumption Agreement for the Princeton Financial Systems, Inc. 1995 Stock Option Plan

99.8 Form of Stock Option Assumption Agreement for the Princeton Financial Systems, Inc. 1996 Stock Option Plan